Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104 USA

News Release	+1(215) 299-6000
fmc.com

For Release: Immediate

Media Contact: Amie Leopold
+1(215) 299-6223
Amie.Leopold@fmc.com
Investor Contact: Zack Zaki
+1(215) 299-5899
Zack.Zaki@fmc.com

FMC Corporation Announces Election of Patricia Verduin to Board of Directors

PHILADELPHIA, July 17, 2023 – FMC Corporation (NYSE: FMC), a leading global agricultural sciences company, today announced the election of Dr. Patricia Verduin to the company's Board of Directors, effective July 17, 2023. She will serve on the Compensation and Organization Committee and the Sustainability Committee.

Verduin has spent her career advancing research and innovation that improves the health and wellbeing of people, their pets and the planet. She has extensive experience in regulatory, supply chain, quality and compliance, making her an astute navigator of global regulatory environments which will provide valuable perspectives to the Board and to FMC. She most recently served as Chief Technology & Science Officer of Colgate Palmolive Company from 2009 to 2023, where she led a global team of over 2,000 scientists, engineers, designers, regulatory and compliance specialists. Prior to her role at Colgate Palmolive, she held leadership positions at Conagra, Nabisco and the Consumer Brands Association. Verduin currently sits on the boards of Ingredion Corporation and Avient Corporation, as well as The Valley Hospital of Ridgewood, NJ. She previously was a director of Monsanto Company, through the closing of its acquisition by Bayer. She holds a PhD in Food Chemistry from Rutgers University and an MBA from Fairleigh Dickinson University.

“We are honored to welcome Pat to the FMC Board of Directors,” said Mark Douglas, FMC president and chief executive officer. “She brings extensive experience driving innovation and a broad skillset in research and development, pipeline growth and plant science. The Board looks forward to her engagement and insight.”

Verduin commented, “I am honored to join the FMC Board. The company has shown itself to be a leading driver of innovation in crop protection. I look forward to working with the CEO, Mark Douglas, the directors and management team in supporting growth and building long-term shareholder value.”

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About FMC

FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC’s innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers, crop advisers and turf and pest management professionals to address their toughest challenges economically while protecting the environment. With approximately 6,600 employees at more than 100 sites worldwide, FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn®.

Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the risk factors and other cautionary statements included within FMC’s 2022 Form 10-K filed with the SEC as well as other SEC filings and public communications. FMC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement. FMC undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.